Exhibit 5.1

August 16, 2013

MeetMe, Inc.
100 Union Square Drive
New Hope, Pennsylvania 18938

RE:         MeetMe, Inc.

Registration Statement on Form S-3

Filed on August 16, 2013

Ladies and Gentlemen:

We have acted as counsel to MeetMe, Inc., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”) on the date hereof. The Registration Statement relates to the resale of up to 500,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), which are issuable upon the conversion of a $600,000 Convertible Promissory Note issued by the Company in favor of MeetMoi, LLC (the “MeetMoi Note”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), (ii) the Company’s Amended and Restated Bylaws (the “Bylaws”), (iii) certain resolutions of the Company’s Board of Directors (the “Board”) relating to the Registration Statement and the issuance of the MeetMoi Note, (iv) the MeetMoi Note and (v) such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued upon conversion of the MeetMoi Note in accordance with the terms of the MeetMoi Note, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP